UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2008

HERE ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52951
(Commission File Number)

Not Applicable
(IRS Employer Identification No.)

2908 – 30 Harrison Garden Blvd., Toronto, Ontario M2N 7A9, Canada
(Address of principal executive offices and Zip Code)

416-704-0105
Registrant's telephone number, including area code

23799 133rd Avenue, Maple Ridge, British Columbia V4R 2T9, Canada
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2008, Roger Williams and Michael McFadyen resigned as directors of our company. On September 12, 2008, Roger Williams resigned as our President, Secretary and Treasurer and Michael McFadyen resigned as our Vice President, Director of Sales.

On September 10, 2008, we appointed Simon Au as a director of our company. As a result, Mr. Au is our sole director. On September 12, 2008, we appointed Simon Au as our President, Secretary and Treasurer.

A director our company holds office until the next annual meeting of the shareholders or until his successors has been elected and qualified. An officer of our company is appointed by our board of directors and holds office until his death, resignation or removal from office.

Simon Au is 38 years old. Mr. Au is a mechanical engineer specializing in manufacturing process. Mr. Au also has experience in Internet marketing and the development of web based businesses having started his own Internet audio parts retailing operation called Audiyo Inc. in June, 2003 which operated its website at www.audiyo.com. From June, 2003 to present, Mr. Au has also served as the Vice-President of Marketing/Development with Audiyo Inc., where he is responsible for website design, management of the launch of the company's website, development of a supplier base of products to be sold through the website and development of Audiyo Inc.'s marketing strategy. From July 1999 to present, Mr. Au has been the manufacturing and process engineer with the Rollstamp Manufacturing Division of Decoma International, where his responsibilities include design workcell layout and plant layout, implementing continuous improvement projects for manufacturing processes including metal stamping, injection molding and painting. Rollstamp is a supplier of automotive exterior trim products. From September 1997 to July 1999, Mr. Au was the programmer/project coordinator with Schukra Manufacturing, a company involved in manufacturing seat lumbar supports for the automotive industry. Mr. Au's education background includes Magna International Training Certificates: (2000-2002), where he studied design for manufacturing and assembly, mistake proofing, occupational health and safety and supervisor competency training; Concordia University where he received a Bachelor Degree in Mechanical Engineering (1992-1996); Dawson College where he studied mechanical engineering technology (1989-1992) and Dawson College where he studied applied sciences (1987-1989).

Certain Related Transactions and Relationships

Since our inception on November 15, 2006, we have not been a party to any transaction, proposed transaction, or series of transactions in which Mr. Au or any member of the immediate family of Mr. Au has had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERE ENTERPRISES, INC.

/s/ Simon Au

Simon Au
President, Secretary, Treasurer, and Director

Date: September 15, 2008